Coopers & Lybrand L.L.P.
================================================================================
                                                    A professional services firm


                         CONSENT OF INDEPENDENT ACCOUNTS

To the Board of Trustees of
GT Global Series Trust:


We consent to the inclusion in the Registration Statement on Form N-1A of our report dated August 18, 1997 on our audit of the statement of assets and liabilities of GT Global New Dimension Fund, a series of GT Global Series Trust as of August 18, 1997. We also consent to the reference to our firm under the caption "Independent Accountants"; and "Experts" under the caption financial statement.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 18, 1997